Exhibit 31

CERTIFICATIONS

I, Michael D. West, certify that:

1.	I have reviewed this annual report on Form 10-K/A of BioTime, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 24, 2016

/s/ Michael D. West
Michael D. West
Co-Chief Executive Officer

Exhibit 31

CERTIFICATIONS

I, Aditya Mohanty, certify that:

1.	I have reviewed this annual report on Form 10-K/A of BioTime, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 24, 2016

/s/ Aditya Mohanty
Aditya Mohanty
Co-Chief Executive Officer

Exhibit 31

CERTIFICATIONS

I, Russell Skibsted, certify that:

1.	I have reviewed this annual report on Form 10-K/A of BioTime, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 24, 2016

/s/ Russell Skibsted
Russell Skibsted
Chief Financial Officer